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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
for
Tender of Shares of Common Stock
of
MIDSTATES PETROLEUM COMPANY, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, FEBRUARY 12, 2019
UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION TIME").

        As set forth in Section 3 of the Offer to Purchase, dated January 14, 2019 (the "Offer to Purchase" and, together with the related Letter of Transmittal (the "Letter of Transmittal"), as they may be amended or supplemented from time to time, the "Offer"), this form must be used to accept the Offer if (1) certificates representing your shares of common stock, par value $0.01 per share (the "shares"), of Midstates Petroleum Company, Inc., a Delaware corporation (the "Company"), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis) or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

        This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

By Hand, Express Mail, Courier or Other Expedited Service:

American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganization Department
6201 15th Avenue
Brooklyn, NY 11219

By Facsimile Transmission (for Eligible Institutions Only): 1-718-234-5001

Confirm Facsimile Transmission: 1-877-248-6417

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at the above address, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Dealer Manager, the Information Agent or The Depository Trust Company ("DTC") will not be forwarded to the Depositary and therefore will not be deemed to be validly tendered.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, on the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein have the same meanings as in the Offer to Purchase.

Number of shares to be tendered:                  shares. Unless otherwise indicated, it will be assumed that all shares held by the undersigned are to be tendered.

CONDITIONAL TENDER
(See Section 6 of the Offer to Purchase and Instruction 12 of the Letter of Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for United States federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended United States federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum number of shares specified, your tender will be deemed unconditional:

☐	The minimum number of shares that must be purchased from me/us, if any are purchased from me/us, is: shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

 ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY
MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON
THE FOLLOWING PAGE COMPLETED.

Certificate Nos. (if available):

Name(s)of Record Holder(s):

Signature(s):	Dated:

Name(s):

Taxpayer Identification or Social Security Number:

Address(es):

Daytime Phone Number:	(	)	-

If shares will be tendered by book-entry transfer, check this box and provide the following information:

Name of Tendering Institution:

DTC Account Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

 GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 (the "Eligible Institution") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (1) the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of shares complies with Rule 14e-4 under the Exchange Act, and (3) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within two trading days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature:
Name:	(Please Type or Print)
Title:
Address:
Zip Code:
Area Code and Telephone Number:
Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY (Not to be used for Signature Guarantee) for Tender of Shares of Common Stock of MIDSTATES PETROLEUM COMPANY, INC.
CONDITIONAL TENDER (See Section 6 of the Offer to Purchase and Instruction 12 of the Letter of Transmittal)
ALL STOCKHOLDERS TENDERING BY NOTICE OF GUARANTEED DELIVERY MUST COMPLETE THE FORM BELOW AND HAVE THE GUARANTEE ON THE FOLLOWING PAGE COMPLETED.
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)